Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

John.Mills@Icrinc.com

Nutrisystem Announces Fourth Quarter and Full Year 2017 Financial Results

Revenue increased 28% and Diluted Income per Share Increased 60% for Full Year 2017

Multi-brand strategy begins to take hold with escalation of South Beach Diet

Company Increases Annual Dividend 43% to $1.00 per Share

Fort Washington, PA—February 26, 2018—Nutrisystem, Inc. (Nasdaq: NTRI), a leading provider of weight-management products and services including Nutrisystem® and South Beach Diet® brands, today reported financial results for the fourth quarter and full year ended December 31, 2017.

Dawn Zier, President and Chief Executive Officer, stated, “In 2017, we achieved accelerated growth for both revenue and earnings. Double-digit revenue growth from both new and reactivation customers was driven by a highly effective advertising campaign, media expansion, and increased engagement throughout the customer journey. We also proved out our multi-brand strategy, demonstrating that we have a scalable platform to which we can continue to add brands as the right opportunities present themselves.”

Ms. Zier added, “As we enter 2018, I am pleased with the extraordinary growth of the South Beach Diet, and we believe it’s just getting started. Our Nutrisystem brand had a slower than expected start to Diet Season as our campaign failed to generate more new customers versus last year. Our highly successful creative approach fatigued and we are in the process of revamping the advertising and rebalancing media as a result.  We view this as a temporary and fixable setback and anticipate returning to meaningful growth in 2019. All other key metrics around the business are sound and continuing to grow.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Full Year 2017 Compared to Full Year 2016

•	Consolidated revenue increased 28% to $697.0 million, compared to $545.5 million.
•	The South Beach Diet brand contributed $27.1 million in revenue, compared to $1.6 million.
•	Gross margin increased 100 basis points to 53.9%, compared to 52.9%.
•	Net income increased 63% to $57.9 million, compared to $35.5 million.
•	Diluted income per common share increased 60% to $1.90, compared to $1.19. Our full year 2017 EPS included a fourth quarter non-cash write-off of $0.06 due to tax law changes.
•	Adjusted EBITDA increased 46% to $109.4 million, compared to $74.8 million.

•

In 2017, the Company returned $21 million in cash to stockholders via dividends.  The Board of Directors has declared a quarterly dividend of $0.25 per share, payable March 19, 2018 to stockholders of record as of March 8, 2018.

Fourth Quarter 2017 Compared to Fourth Quarter 2016

•	Revenue increased 20% to $131.2 million, compared to $108.9 million.
•	Gross margin increased 50 basis points to 53.1%, compared to 52.6%.
•	Net income increased 23% to $10.9 million, compared to $8.9 million.
•	Diluted income per common share increased 24% to $0.36, compared to $0.29. Our fourth quarter 2017 EPS included a fourth quarter non-cash write-off of $0.06 due to tax law changes.
•	Adjusted EBITDA increased 27% to $23.7 million, compared to $18.7 million.

Mike Monahan, Chief Financial Officer, commented, “Our full year 2017 results reflect strong revenue, EBITDA, and earnings growth and a continued strengthening of our balance sheet. Based on these results and expected continued strong cash flow in 2018, we are increasing our quarterly dividend by 43% to $0.25 per share.”

First Quarter and Full Year 2018 Guidance

The Company’s first quarter and full year 2018 guidance are outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

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First quarter revenue is expected to be in the range of $204 to $209 million, net income   between $0.8 and $2.5 million, diluted income per common share between $0.03 and $0.08, and adjusted EBITDA between $6.7 and $8.2 million.

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Full year 2018 consolidated revenue is expected to be in the range of $685 to $705 million, net income between $61.7 and $64.8 million, diluted income per common share between $1.99 and $2.09, and adjusted EBITDA between $106 and $110 million. The South Beach Diet brand is expected to contribute approximately $70 million in revenue in 2018.

Conference Call and Webcast

Management will host a conference call to discuss fourth quarter and full year 2017 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13676032.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation. The Company excludes non-cash employee compensation because it is a non-cash expense that is not reflective of the cash expenses of the Company. EBITDA and adjusted EBITDA are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as first quarter and full year 2018 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to future growth of the Company’s business, cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (Nasdaq: NTRI) is a leader in the weight-loss industry, having helped millions of people lose weight over the course of more than 45 years. The Company’s multi-brand approach to weight loss includes multiple plans for 2018. For more information, go to NutrisystemNews.com and Newsroom.SouthBeachDiet.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUE	$131,237	$108,947	$696,957	$545,451

COSTS AND EXPENSES:
Cost of revenue	61,526	51,600	321,210	256,994
Marketing	30,364	23,946	198,949	152,387
General and administrative	18,685	16,546	78,305	68,290
Depreciation and amortization	3,761	3,576	15,082	13,736
Total costs and expenses	114,336	95,668	613,546	491,407
Operating income	16,901	13,279	83,411	54,044
INTEREST (INCOME) EXPENSE, net	(45)	3	(119)	26
Income before income tax expense	16,946	13,276	83,530	54,018
INCOME TAX EXPENSE	6,020	4,426	25,658	18,549
Net income	$10,926	$8,850	$57,872	$35,469
BASIC INCOME PER COMMON SHARE	$0.36	$0.30	$1.93	$1.20
DILUTED INCOME PER COMMON SHARE	$0.36	$0.29	$1.90	$1.19
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,766	29,413	29,706	29,213
Diluted	30,272	29,832	30,191	29,545
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.70	$0.70

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,654	$9,623
Short term investments	47,568	23,873
Receivables	17,871	17,560
Inventories	44,266	38,504
Prepaid income taxes	6,441	0
Other current assets	11,758	10,084
Total current assets	152,558	99,644
FIXED ASSETS, net	31,549	32,643
INTANGIBLE ASSETS, net	13,084	14,084
DEFERRED INCOME TAXES	3,202	6,940
OTHER ASSETS	1,150	929
Total assets	$201,543	$154,240
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,816	$33,106
Accrued payroll and related benefits	15,229	10,351
Income taxes payable	0	228
Deferred revenue	7,991	7,482
Other accrued expenses and current liabilities	6,068	6,672
Total current liabilities	64,104	57,839
NON-CURRENT LIABILITIES	1,636	1,877
Total liabilities	65,740	59,716

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,729 at December 31, 2017 and 30,203 at December 31, 2016)	31	30
Additional paid-in capital	69,245	54,057
Treasury stock, at cost, 679 shares at December 31, 2017 and 517 shares at December 31, 2016	(16,359)	(8,329)
Retained earnings	83,035	48,799
Accumulated other comprehensive loss	(149)	(33)
Total stockholders’ equity	135,803	94,524
Total liabilities and stockholders’ equity	$201,543	$154,240

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,872	$35,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,082	13,736
Loss on disposal of fixed assets	0	104
Share–based compensation expense	10,923	6,970
Deferred income tax expense	3,775	448
Other charges	34	2
Changes in operating assets and liabilities:
Receivables	(311)	825
Inventories	(5,762)	(7,974)
Other assets	(1,895)	76
Accounts payable	1,916	(5,356)
Accrued payroll and related benefits	4,878	2,795
Deferred revenue	509	1,864
Income taxes	(6,643)	1,297
Other accrued expenses and liabilities	(631)	342
Net cash provided by operating activities	79,747	50,598
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(38,479)	(19,127)
Proceeds from sales of short term investments	14,571	4,537
Capital additions	(13,408)	(14,756)
Net cash used in investing activities	(37,316)	(29,346)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	4,266	2,760
Employee tax withholdings related to the vesting of equity awards	(4,545)	(2,657)
Excess tax benefits from share-based compensation	0	2,938
Repurchase of common shares for treasury	(3,485)	0
Repurchase and retirement of common shares	(2,285)	0
Payment of dividends	(21,351)	(20,861)
Net cash used in financing activities	(27,400)	(17,820)
NET INCREASE IN CASH AND CASH EQUIVALENTS	15,031	3,432
CASH AND CASH EQUIVALENTS, beginning of year	9,623	6,191
CASH AND CASH EQUIVALENTS, end of year	$24,654	$9,623

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net income	$10,926	$8,850	$57,872	$35,469
Interest (income) expense, net	(45)	3	(119)	26
Income tax expense	6,020	4,426	25,658	18,549
Depreciation and amortization	3,761	3,576	15,082	13,736
EBITDA	20,662	16,855	98,493	67,780
Non-cash employee compensation expense	3,024	1,836	10,923	6,970
Adjusted EBITDA	$23,686	$18,691	$109,416	$74,750

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending March 31, 2018		Year Ending December 31, 2018
	Low	High	Low	High

Net income	$836	$2,486	$61,746	$64,826
Interest (income) expense, net	(25)	(25)	25	25
Income tax (benefit) expense	(76)	(226)	18,444	19,364
Depreciation and amortization	3,785	3,785	15,575	15,575
EBITDA	4,520	6,020	95,790	99,790
Non-cash employee compensation expense	2,180	2,180	10,210	10,210
Adjusted EBITDA	$6,700	$8,200	$106,000	$110,000